UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant  ☒                            Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Section 240.14a-12

THE FEMALE HEALTH COMPANY
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Contacts:	Michele Greco	312.595.9123
	Mitchell Steiner, MD,	901-581-5872

THE FEMALE HEALTH COMPANY URGES SHAREHOLDERS TO VOTE FOR PROPOSED MERGER TRANSACTION WITH ASPEN PARK PHARMACEUTICALS

— Special Shareholders’ Meeting to be Held Tuesday, September 20, 2016 —

Chicago — September 15, 2016 — The Female Health Company (FHC) (NASDAQ-CM: FHCO) reminds and urges its shareholders to vote for the proposed merger with Aspen Park Pharmaceuticals, Inc. (APP) before the upcoming special meeting of FHC shareholders, which will be held on Tuesday, September 20, 2016. FHC’s shareholders of record as of July 28, 2016 are permitted to vote.

FHC Shareholders — How to Vote

To ensure that your shares of FHC Common Stock are voted at the special meeting, submit your proxy OR, if your shares of FHC Common Stock are held in the name of a broker, bank or other nominee, contact your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting “AGAINST” the approval of the proposed merger.

For shareholders who need assistance voting their shares, or have questions regarding the special meeting, please contact FHC’s proxy solicitation firm, D.F. King, Inc., at toll-free (866) 751-6309, or at 48 Wall Street, 22nd Floor, New York, New York 10005.

To vote, you will need the control number which appears on your proxy card. If you have not received the proxy materials and voting instructions, either electronically or in the mail, contact your broker, if you have one, or Michele Greco at The Female Health Company, 312-213-9859, mgreco@femalehealthcompany.com.

Below are two convenient ways to vote. FHC highly recommends shareholders vote electronically or by phone. Please have your control number ready while voting. The control number is located on your proxy card.

1.	Through the Internet, by visiting a website established for that purpose at www.proxyvote.com and following the instructions; or

2.	By calling the toll-free number 1-(800) 690-6903 in the United States, Puerto Rico or Canada on a touch-tone phone and following the recorded instructions.

The FHC Board Recommends Shareholders Vote “FOR” all of the proposals.

FHC’s Board of Directors believes the merger is a remarkable opportunity to transform FHC into a more profitable and rapidly growing entity and urges shareholders to vote as soon as possible FOR the proposals.

The FHC Board’s rationale is straightforward. FHC is a single product company that has enjoyed a long run as the only provider of an FDA approved female condom. Over the last 20 years, FHC has grown, bringing the FC2 Female Condom to many countries around the world. However, a single product company cannot thrive indefinitely. FHC now faces a more competitive business environment — its intellectual property has not been able to prevent the introduction of several World Health Organization (WHO) approved competitive products — and ever tightening government budgets around the world. Unfortunately, some of the countries with the greatest need for FC2 are also in desperate financial straits.

In order to grow and increase shareholder value, FHC must diversify its opportunities by adding products to its offering. This transaction does exactly that. APP brings multiple near-term products with extremely large market opportunities. The success of any one of APP’s products could dwarf sales of FC2. APP has strategically built a portfolio that includes four potentially lower-risk / higher-return products that utilize a regulatory approval pathway, which significantly reduces the time, cost and risk in obtaining FDA approval. As recently announced, APP’s Tamsulosin DRS, a proprietary medication for the treatment of benign prostatic hyperplasia (BPH) — a $3.5 billion market, has been cleared by the FDA for the accelerated, 505(b)(2) regulatory approval pathway. The plan is to submit the New Drug Application (NDA) for Tamsulosin DRS in 2017 and, if approved, launch the product in early 2018.

The full meeting agenda is detailed in FHC’s definitive proxy statement, which has been filed with the Securities and Exchange Commission and mailed to all FHC stockholders of record as of July 28, 2016, the record date for the special meeting of FHC’s shareholders to approve matters relating to the proposed merger.

About The Female Health Company

The Female Health Company, based in Chicago, Illinois, manufactures and markets the FC2 Female Condom® (FC2). Since the Company began distributing FC2 in 2007, the product has been shipped to 144 countries. The Company owns certain worldwide rights to the FC2 Female Condom®, including patents that have been issued in a number of countries around the world. The patents cover key aspects of the FC2 manufacturing process and design. The FC2 Female Condom® is the only currently available female-controlled product approved by FDA that offers dual protection against sexually transmitted infections, including HIV/AIDS, the Zika virus and unintended pregnancy. The World Health Organization (WHO) has cleared FC2 for purchase by U.N. agencies.

About Aspen Park Pharmaceuticals

Aspen Park Pharmaceuticals, Inc. is a privately held therapeutics company focused on the development and commercialization of pharmaceutical and consumer health products for men’s and women’s health and oncology. For men, product and product candidates are in the areas of benign prostatic hyperplasia, male infertility, amelioration of side effects of hormonal prostate cancer therapies, gout, sexual dysfunction, and prostate cancer. For women, product candidates are for advanced breast and ovarian cancers and for female sexual health. Aspen Park Pharmaceuticals is planning to launch in the United States the PREBOOST™ OTC product for treating premature ejaculation in Q4 of fiscal 2016. Aspen Park Pharmaceuticals has offices in New York City, New York. For more information on PREBOOST™ OTC product visit www.preboost.com or for more information on APP visit www.aspenparkpharma.com.

Additional Information about the Proposed Transaction and Where You Can Find It

FHC filed a definitive proxy statement with the SEC relating to a solicitation of proxies from its shareholders in connection with a special meeting of shareholders of FHC to be held for the purpose of voting on matters relating to the proposed transaction. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, FHC SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by FHC with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, shareholders of FHC may obtain free copies of the documents filed with the SEC by contacting FHC’s Chief Financial Officer at (312) 595-9123, or by writing to Chief Financial Officer, The Female Health Company, 515 North State Street, Suite 2225, Chicago, Illinois 60654.

For more information about the Female Health Company visit the Company’s website at http://www.femalehealth.com and http://www.femalecondom.org. If you would like to be added to the Company’s e-mail alert list, please send an e-mail to FHCInvestor@femalehealthcompany.com.

Forward-Looking Statements

This press release contains forward-looking statements, including those regarding the proposed merger transaction between FHC and APP and the integration of our two businesses and those regarding the timing and process for regulatory approval of APP’s Tamsulosin DRS. These statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. These risks and uncertainties include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the satisfaction of conditions to completing the transaction, including the ability to secure approval by a two-thirds vote of FHC’s shareholders; risks that the proposed transaction could disrupt current plans and operations; costs, fees and expenses related to the proposed transaction; risks related to the development of APP’s product portfolio, including regulatory approvals and time and cost to bring to market; risks relating to the ability of the combined company to obtain sufficient financing on acceptable terms when needed to fund development and company operations; the risk that, even if it is completed, we may not realize the expected benefits from the transaction; and other risks described in FHC’s filings with the SEC, including our Annual Report on Form 10-K for the year ended September 30, 2015 and our Quarterly Reports on Form 10 Q for the quarters ended December 31, 2015, March 31, 2016 and June 30, 2016. These documents are available on the “SEC Filings” section of our website at http://fhcinvestor.com. All forward-looking statements are based on information available to us as of the date hereof, and FHC does not assume any obligation and does not intend to update any forward-looking statements, except as required by law.